EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-73618, No. 333-30559 and No. 333-57507), Form S-4 (File No. 333-3585, No. 333-22575, No.
333-31231,  No. 333-35639,  No. 333-52501,  No.  333-59265,  No. 333-60727,  No.
333-62473 and No. 333-70709), and Form S-8 (File No. 33-42354, No. 33-63510, No.
33-79654,  No. 33-79756,  No. 33-79664,  No. 333-48357 and No. 333-62473) of our
report dated March 3, 1999 included in the Allied Waste Industries, Inc. Form 10-K for the year ended December 31, 1998.


                                                          ARTHUR ANDERSEN LLP



Phoenix, Arizona,
 March 29, 1999.